UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 11, 2024, Liquidia Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. (“Representative”), as representative of the several underwriters named therein (collectively, the “Underwriters”), in connection with a sale of 6,460,674 shares (the “Public Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-276244), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2023, subsequently amended on December 28, 2023, and declared effective by the SEC on January 3, 2024, and the prospectus contained therein, as may be supplemented by a prospectus supplement (the “Prospectus Supplement”) to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in an underwritten registered public offering (the “Public Offering”) at a public offering price of $8.90 per share. Gross proceeds from the Public Offering, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, are expected to be approximately $57.5 million. The Public Offering is expected to close on September 12, 2024, subject to customary closing conditions.

BofA Securities, Inc. acted as sole book-running manager for the Public Offering. LifeSci Capital LLC acted as lead manager for the Public Offering and Needham & Company, LLC acted as co-manager for the Public Offering. A fund affiliated with Paul Manning participated in the Public Offering, investing an aggregate of approximately $3.0 million.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments the Underwriters may be required to make because of any of those liabilities. In addition, subject to certain exceptions, the Company and its officers and directors and certain affiliates have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock during the 90-day period following the date of the Prospectus Supplement.

Purchase Agreement

On September 10, 2024, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with funds managed by Caligan Partners LP (collectively, the “Purchasers”), a fund affiliated with David Johnson, a director of the Company, in connection with the sale of 1,123,595 shares of Common Stock (the “Private Shares” and together with the Public Shares, the “Shares”) in a private placement exempt from the registration requirements of the Securities Act at a purchase price of $8.90 per share for an aggregate investment amount of approximately $10.0 million (the “Private Placement”). The Purchase Agreement contains customary representations and warranties, agreements and obligations and termination provisions. The closing of the Public Offering is not conditioned upon the closing of the Private Placement, but the closing of the Private Placement is conditioned upon the closing of the Public Offering. The Private Placement is expected to close on September 12, 2024 concurrently with the closing of the Public Offering, subject to other customary closing conditions.

The Company intends to use the proceeds from the Public Offering and the Private Placement for ongoing commercial development of YUTREPIA (treprostinil) inhalation powder (“YUTREPIA”), formerly known as LIQ861, for continued development of YUTREPIA in other clinical trials, including but not limited to trials for pediatric patients and trials further evaluating the use of YUTREPIA in WHO Group 1 and WHO Group 3 patients, for clinical development of L606 and for general corporate purposes. The Company’s management will retain broad discretion over the allocation of the net proceeds.

Registration Rights Agreement

In connection with the Private Placement, on September 10, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to file a shelf registration statement (the “Registration Statement”) with the SEC within 180 days following September 10, 2024 (the “Filing Deadline”) to register the Private Shares for resale and use its best efforts to cause the Registration Statement to be declared effective by the SEC or otherwise become effective under the Securities Act as soon as practicable after the filing thereof, but in no event later than that date that is the earlier of (i) in the event that such Registration Statement (x) is not subject to a review by the SEC, 60 days after the earlier of (A) the Filing Deadline and (B) the date such Registration Statement was filed with the SEC and (y) is subject to a review by the SEC, 90 days after the earlier of (A) the Filing Deadline and (B) the date such Registration Statement was filed with the SEC and (ii) five (5) business days after the date the Company receives written notification from the SEC that the Registration Statement will not be reviewed. The Company also agreed, among other things, to indemnify the selling holders under the Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

A copy of each of the Underwriting Agreement, the Purchase Agreement and the Registration Rights Agreement will be filed as an amendment to this report on Form 8-K or with a new Form 8-K. The foregoing descriptions of the Underwriting Agreement, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits. The provisions of the Underwriting Agreement, the Purchase Agreement and the Registration Rights Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 8.01	Other Events.

On September 11, 2024, the Company issued a press release announcing (i) the pricing of the Public Offering and (ii) the Private Placement and (iii) the Fifth Amendment (as defined below).

As previously disclosed, on September 11, 2024 (the “Effective Date”), Liquidia Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, entered into a Fifth Amendment (the “Fifth Amendment”) to that certain Revenue Interest Financing Agreement, dated January 9, 2023, with HealthCare Royalty Partners IV, L.P. (“HCR”) (as amended, the “RIFA”). Pursuant to the terms and conditions of the Fifth Amendment, the additional funding of $32.5 million under the second tranche of the RIFA would be funded by HCR to the Company upon receipt by the Company of aggregate gross proceeds of not less than $50.0 million in connection with the sale of the Company’s Common Stock in one or more transactions consummated on or after the Effective Date (the “Funding Condition”). Upon the closing of the Public Offering and the Private Placement, the Funding Condition will have been satisfied. The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

99.1	Press Release of Liquidia Corporation, dated September 11, 2024.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2024	Liquidia Corporation

	By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer and Chief Operating Officer